  Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of Wrap Technologies, Inc. of our report dated March 10, 2020 relating to the financial statements of Wrap Technologies, Inc., which is incorporated by reference in such Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
June 17, 2020